Exhibit 99.1

ABIOMED ANNOUNCES Q1 FY 2016 REVENUE OF $73.4 MILLION, UP 50% OVER PRIOR YEAR

- Company Increases Fiscal Year 2016 Revenue Guidance

DANVERS, Mass. — August 4, 2015 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported first quarter fiscal 2016 revenue of $73.4 million, an increase of 50% compared to revenue of $48.8 million for the same period of fiscal 2015. First quarter fiscal 2016 GAAP net income was $8.9 million or $0.20 per diluted share, compared to GAAP net loss of $1.7 million or a loss of $0.04 per diluted share for the prior year period.

Financial and operating highlights during the first quarter of fiscal 2016 include:

•	Fiscal first quarter worldwide Impella® revenue totaled $68.8 million, an increase of 53% compared to revenue of $45.0 million during the same period of the prior fiscal year. U.S. Impella revenue grew 60% to $63.7 million from $39.9 million in the prior fiscal year with U.S. Impella patient usage up 62%.

•	An additional 15 hospitals made initial purchases of Impella during the quarter, compared to 24 new hospital sites in the prior year period, bringing the installed customer base to 973 sites. As part of Abiomed’s continued Impella CP® launch, 54 new hospitals purchased Impella CP, bringing the total number of Impella CP U.S. sites to 694.

•	An additional 15 sites made initial purchases of the Impella RP during the quarter, bringing the total number of Impella RP U.S. sites to 23.

•	Gross margin for fiscal first quarter 2016 was 85% compared to 80% in the first quarter of fiscal 2015. Margins were boosted by favorable product mix and Euro exchange rates as well as increased factory utilization.

•	Fiscal first quarter income from operations was $15.0 million, or operating margin of 20% compared to a loss from operations of $1.5 million in the prior year period.

•	Cash, cash equivalents, short and long-term marketable securities totaled $156.4 million as of June 30, 2015, compared to $146.0 million at March 31, 2015. The Company continues to have no debt.

•	In June, Abiomed announced that it received confirmation from the United States Department of Justice that it has closed its investigation into the company’s marketing of the Impella® 2.5 device without pursuing any enforcement action.

•	On July 15, Abiomed hired Michael Tomsicek as the new Chief Financial Officer and Vice President. Former Abiomed CFO, Robert Bowen, retired on July 31.

•	On July 31, Centers for Medicare and Medicaid Services (CMS) reconfirmed Impella reimbursement and payment. This marks more than eight years of review and validation of appropriate payment and confirms that existing Impella MS-DRG mapping (215-221) will remain unchanged in the ICD-9 to ICD-10 transition on October 1, 2015.

“After a full quarter of FDA approval for high-risk PCI with Impella 2.5, we feel that our customer education and training efforts are truly making an impact on our business,” said Michael R. Minogue, Chairman, President and Chief Executive Officer, Abiomed. “Our license to become the standard of care has transformed into a reality and I’m proud of the discipline and execution we have demonstrated to get to this phase of the Company’s financial and regulatory success.”

FISCAL YEAR 2016 OUTLOOK

The Company is increasing its fiscal year 2016 guidance for total revenue to be in the range of $300 million to $310 million, an increase of 30% to 35% from the prior year. This new range compares to the previous estimated range of $285 million to $295 million. The Company is updating its fiscal year guidance for GAAP operating margin to be in the range of 14% to 16%.

CONFERENCE CALL

The Company will host a conference call to discuss the results on Tuesday, August 4, 2015, at 8:00 a.m. EDT. Michael R. Minogue, Chairman, President and Chief Executive Officer; Michael Tomsicek, Vice President and Chief Financial Officer, will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial (855) 212-2361; the international number is (678) 809-1538. A replay of this conference call will be available beginning at 11 a.m. EDT August 4, 2015 through 11:59 p.m. EDT on August 6, 2015. The replay phone number is (855) 859-2056; the international number is (404) 537-3406. The replay access code is 84865758.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information, please visit: www.abiomed.com

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including the potential for future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

For further information please contact:

Ingrid Goldberg,

Director, Investor Relations

978-646-1590

ir@abiomed.com

Aimee Genzler

Director, Corporate Communications

978-646-1553

agenzler@abiomed.com

Abiomed, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)

	June 30, 2015	March 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$40,431	$22,401
Short-term marketable securities	114,489	109,557
Accounts receivable, net	34,372	31,828
Inventories	21,230	16,774
Prepaid expenses and other current assets	4,003	4,479
Deferred tax assets, net	29,587	35,100

Total current assets	244,112	220,139
Long-term marketable securities	1,501	13,996
Property and equipment, net	10,218	9,127
Goodwill	32,243	31,534
In-process research and development	15,041	14,711
Long-term deferred tax assets, net	45,206	45,206
Other assets	3,685	3,654

Total assets	$352,006	$338,367

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,617	$10,389
Accrued expenses	19,798	21,894
Deferred revenue	7,868	7,036

Total current liabilities	36,283	39,319
Other long-term liabilities	198	183
Contingent consideration	6,661	6,510
Long-term deferred tax liabilities	813	795

Total liabilities	43,955	46,807

Commitments and contingencies
Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	420	413
Authorized - 100,000,000 shares; Issued - 43,354,209 shares at June 30, 2015 and 42,618,717 shares at March 31, 2015;
Outstanding - 42,018,530 shares at June 30, 2015 and 41,335,773 shares at March 31, 2015
Additional paid in capital	474,528	465,046
Accumulated deficit	(128,363)	(137,222)
Treasury stock at cost - 1,335,679 shares at June 30, 2015 and 1,282,944 shares at March 31, 2015	(22,812)	(19,347)
Accumulated other comprehensive loss	(15,722)	(17,330)

Total stockholders’ equity	308,051	291,560

Total liabilities and stockholders’ equity	$352,006	$338,367

Abiomed, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share data)

	Three Months Ended June 30,
	2015	2014
Revenue:
Product revenue	$73,426	$48,660
Funded research and development	6	151

	73,432	48,811

Costs and expenses:
Cost of product revenue	10,868	9,689
Research and development	10,210	9,062
Selling, general and administrative	37,323	31,598

	58,401	50,349

Income (loss) from operations	15,031	(1,538)

Other income:
Investment income, net	63	44
Other income, net	53	11

	116	55

Income (loss) before income taxes	15,147	(1,483)
Income tax provision	6,288	226

Net income (loss)	$8,859	$(1,709)

Basic net income (loss) per share	$0.21	$(0.04)
Basic weighted average shares outstanding	41,696	40,062

Diluted net income (loss) per share	$0.20	$(0.04)
Diluted weighted average shares outstanding	44,410	40,062